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                                                                   EXHIBIT 10.17

                              400 SIXTH AVENUE BUILDING
                               FIRST AMENDMENT TO LEASE

                                    By and Between
               John Hancock Mutual Life Insurance Company ("Landlord")
                                         and
               CFI ProServices, Inc., an Oregon Corporation ("Tenant")
                                  Dated July 8, 1996

RECITALS:

1. Landlord and Tenant are parties to a Lease Agreement dated March 18, 1994 (the "Agreement").

2. Pursuant to the Lease, Tenant leases from Landlord approximately 53,112 rentable square feet ("rsf.") on the second, third and fourth floors of the 400 Sixth Avenue Building known as Suites 200, 300 and 400 ("Original Area").

3.  The term of the lease is July 1, 1994 through June 30, 2001 ("Original
    Term").

4. Tenant desires to lease an additional 18,999 rentable square feet as shown on the plan attached hereto as Exhibit A, known as the tenth floor, Suite 1000. ("Expansion Area")

5. The terms used in this First Amendment, which are defined in the Lease Agreement, shall have the meanings given to them in the Lease Agreement, except as otherwise expressly provided in this First Amendment.

AGREEMENT:

NOW THEREFORE, the parties agree as follows:

1. PREMISES: The demised Premises shall be increased to a total square footage as follows:

         CFI Original Area:                          53,112 rsf.
         CFI Expansion Area:                         18,999 rsf.
                                                     ------
         Total CFI Premises:                         72,111 rsf.

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First Amendment to Lease/CFI
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2.  RENT:  The monthly base rent for the combined Premises shall be as follows:

     Term                              Monthly Base   1996           Monthly Base        Total Monthly
                                       Rent-Original  Expense        Rent-Expansion      Base Rent*
                                       Area           Increase       Area
     -------------------------------------------------------------------------------------------------
     Oct. 1, 1996-June 30, 1997        $65,283.50     $1,913.00      $16,500.00          $ 83,696.50
     July 1, 1997-Sept. 30, 1997       $70,816.00     $1,913.00      $16,500.00          $ 89,229.00
     Oct.. 1, 1997-March 28, 1998      $70,816.00     $1,913.00      $20,625.00          $ 93,354.00
     April 1, 1998-June 30, 1999       $70,816.00     $1,913.00      $26,124.00          $ 98,853.00
     July 1, 1999 - July 31, 1999      $76,348.50     $1,913.00      $26,124.00          $104,385.50
     Aug. 1, 1999-July 31, 2001        $76,348.00     $1,913.00      $27,707.00          $105,968.50
     Aug. 1, 2001-Sept. 30, 2003       $85,200.00     $1,913.00      $30,478.00          $117,591.00


    *Total Monthly Base Rent is subject to the 1996-97 reconciliation of real estate taxes as outlined in Section 4 below.

3. TENANT'S PERCENTAGE: Under Sections 24.2 of the Lease Agreement, Tenant's Percentage of the Building shall be amended to be 39.53% effective as of the Expansion Area Commencement Date. Tenant's Percentage of the Building reflects Tenant's rentable area of Premises (72,111 rsf) divided by total rentable area of the Building in which the Premises are located (183,051 rsf).

4. BASE YEAR: Under Section 19.4, Additional Rent: Operating Expense Adjustment, Tenant's Base Year for the Original Area was 1994. In order to consolidate all of Tenant's Premises under one Base Year, the 1996 operating expense monthly payment was added to the base rent for the Original Area (see schedule above). As of this Amendment, Tenant's Base Year will be amended to 1996 for their entire Premises. Under Section 19.1 Tenant's Base Year for real property taxes will be 1996-97, subject to the pass through of any increase of real estate taxes for the Original Area over the Original Area's base year of 1994-95.

5. TENANT IMPROVEMENTS: Landlord shall provide to Tenant a tenant improvement allowance equal to $18.00 per rsf. or $341,982.00 (the "TI Allowance").
    The TI Allowance shall be used to pay for all costs and expenses incurred in connection with remodeling the Expansion Area, including, without limitation, all costs for heating, ventilation and air conditioning modifications made to the existing condition as of the signature date of the First Amendment to Lease, electrical distribution, plumbing, partitions, lighting distribution, floor coverings and wall preparation, as well as the cost of demolition, if any, construction, space planning, working drawings, construction documents, design services, supervision and permits.

    It is agreed and understood that the Tenant will be responsible for payment of the entire cost of other improvements in excess of the TI Allowance. If Tenant exceeds the TI Allowance, any

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First Amendment to Lease/CFI
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    change orders requested by Tenant shall promptly be paid by Tenant in a single lump sum within 15 days after receipt of invoice from the Landlord.

    Landlord will act as construction manager and administer a contract on the Tenant's behalf for the entire scope of the work outlined above and Landlord shall have no liability to Tenant whatsoever for any claims or damages arising in connection with Landlord's services as construction manager or its administration of the construction contract, except as may be caused by Landlord's gross negligence, willful misconduct or delay, except for causes beyond the Landlords control.

    The plans for the remodeling work, the remodeling work itself, and all contractors and subcontractors used in the remodeling work shall be subject to Landlord's prior written approval, which approval shall not unreasonable be withheld. All remodeling work shall be done in compliance with all applicable laws and regulations as of the date of this Amendment, including, without limitation, the Americans with Disabilities Act.

6. PARKING: Section 26.1 of the Lease Agreement shall be amended to provide Tenant a total of 27 parking spaces in the building parking garage. Parking will be available upon execution of this First Amendment to Lease. In the event Tenant chooses not to use its' entire parking allocation Tenant shall give Landlord at least 60 days prior written notice of the number of parking spaces it will give up. Tenant can reinstate stalls up to its allowance with at lease 60 days prior written notice to Landlord. All other provisions as outlined in Section 26.1 shall remain in effect.

7.  OPTION TO EXPAND:  Section 32.1 of the Lease Agreement shall be replaced in
    its entirety   with the following:

    Landlord hereby grants Tenant an option to expand the Premises by no less than 3,500 rsf or more than 5,000 rsf on JULY 1, 1998 (the "Fourth Anniversary of the lease") and on JULY 1, 1999 (the "Fifth Anniversary of the lease"), provided (i) Tenant gives written notice to Landlord of Tenant's election to exercise such expansion option and specifies the requested size of the expansion space ("Expansion Notice") no later than two hundred ten (210) days prior to the anniversary date of the Lease as stated above; (ii) an uncured event of default at the time of Tenant's notice to Landlord does not exist under this Lease, and no event has occurred which with the passage of time or the giving of notice (or both) would be deemed an event of default if not cured within the applicable cure period, if any; and (iii) Tenant has not assigned its interest in this Lease or sublet more than fifty percent (50%) of the Premises, except to an affiliate defined in Section 10.1 of the Lease Agreement. Tenant's failure to exercise an option in any one year neither increases nor decreases the amount of expansion space available to Tenant in subsequent years.


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First Amendment to Lease/CFI
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    The actual location and size of each annual expansion space, and the date on which such space becomes a part of the Premises, shall be at Landlord's discretion provided such space is above grade and is suitable for general office use. Following receipt of Tenant's Expansion Notice, Landlord shall have up to one hundred eighty (180) days to notify Tenant in writing of the location, size and commencement date for the expansion space. The commencement date for all such expansion space may be any time during the period commencing ninety (90) days before and ending one hundred eighty
    (180) days after the annual anniversary of the commencement date. From and after each such commencement date, the expansion space shall become part of the Premises, and Tenant's proportionate share of additional rent shall be increased.

    A new base year for operating expenses and real estate taxes shall be established for the expansion space as follows:

    Fourth Anniversary Expansion:      Base Year Operating Expenses - 1998
                                       Base Year Real Estate Taxes - 1998-1999

    Fifth Anniversary Expansion        Base Year Operating Expenses - 1999
                                       Base Year Real Estate Taxes - 1999-2000

    The annual Base Rent for the expansion space shall be equal to one hundred percent (100%) of the Current Fair Market Rental Rate. If the parties cannot agree on the Current Market Rental Rate, the Base rent shall be determined by three (3) licensed real estate brokers in accordance with the procedures set forth in Section 31.1(c) of the Lease Agreement, but in no event shall the rent be less than the rent for the Tenant's existing space at the time of expansion. For each exercise of Tenant's expansion option, Tenant's obligation to pay rent to Landlord shall begin on the earlier of the date on which Tenant takes possession of the expansion space or the date of substantial completion of the tenant improvement work for the expansion space.

    Tenant shall provide to Landlord the schematic plans for Tenant's expansion space no later than sixty (60) days following receipt of Landlord's notice. The plans shall be subject to Landlord's written approval, which shall not be unreasonably withheld. Final plans and construction documents shall be prepared by Landlord's architect.


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First Amendment to Lease/CFI
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    Landlord shall provide a tenant improvement allowance, including space planning services (consisting of one scheme and one revision thereof) and construction documents for building standard improvements equal to

    On the Fourth Anniversary (July 1, 1998) the tenant improvement allowance shall be $12.50 per rsf.
    On the Fifth Anniversary (July 1, 1999)the tenant improvement allowance shall be $10.00 per rsf.

8.  RIGHT OF FIRST OFFER:

    In the event that Suite 610 and Suite 700, (currently occupied by GSA-US Department of Housing and Urban Development), and approximately 22,785 rsf., becomes or is reasonably anticipated by Landlord to become vacant during the Term, except as provided below, Landlord shall notify Tenant in writing of the availability of such Space (the "Available Space"). Landlord may deliver such notice prior to such space becoming vacant.

    Provided that (i) no event of Default then exists under this Lease; (ii) no event exists at the time of the exercise of such right or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period, if any, unless cured within the applicable cure period permitted under the Lease;
    (iii) Tenant has not assigned the Lease or sublet more than twenty percent (20%) of the Premises except to an affiliate as defined in Section 10.1 of the Lease Agreement, and (iv) Tenant provides Landlord written notice, within ten (10) business days after receipt of Landlord's notice, of Tenant's desire to expand the Premises into the Available Space described in Landlord's notice, time being of the essence, Tenant shall have the first right to negotiate to lease all of such Available Space for a period of ten (10) business days after receipt of Landlord's notice (the "Negotiation Period"). The basis for negotiation shall be 100% of the Current Fair Market Rental Rate for the Available Space and both parties agree to negotiate with one another on an ongoing basis during the Negotiation Period regarding the other terms for Tenant's leasing, including without limitation any tenant improvements or tenant improvement allowance proposed to be provided by Landlord. If the parties do not agree upon the Current Fair Market Rental Rate during the negotiation Period but otherwise agree upon the terms of Tenant's leasing of Available Space, the Base Rent for the Available Space shall be determined by the process stated in Section 31.1 (c) of the Lease, but in no event shall such rent be less than the then current rental (on a blended per-square foot basis) for the Premises. If less than thirty-six (36) months remain in the term of the Lease, as of the date of the commencement of the Available Space, then the expiration date of the Lease of the entire Premises (including the Available Space) shall be extended so that the length of the remaining term of the Lease for the Premises and the Available Space shall be at least thirty-six (36) months from the Available Space commencement date.


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First Amendment to Lease/CFI
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    Tenant's obligation to pay rent to Landlord for the Available Space shall begin on the date on which Landlord makes available to Tenant possession of the Available Space (which shall be the date of substantial completion of any tenant improvements Landlord is to make to the Available Space, if Landlord agrees during the Negotiation Period to make such improvements).

    In the event that Landlord and Tenant do not agree in writing for any reason, on the terms for the lease of the Available Space within such Negotiation Period, Tenant's first right to negotiate pursuant to this
    Section 8 shall terminate, and Landlord shall have the right to lease the Available Space to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion. As used herein, the term "Leased Space" shall mean the office space shown on Exhibit A hereto.

    In the event that Landlord and Tenant agree on lease terms for such Available Space pursuant to this Section 8, Tenant agrees to execute an amendment modifying this Lease within fifteen (15) business days after landlord delivers such amendment to Tenant, which amendment shall set forth
    (I) the amount of rentable square feet of space constituting the Premises after the addition of the Available Space; (ii) the exact location of the Available Space; (iii) the amount of Annual Base Rent and the Monthly Base Rent for the Premises after the addition of the Available Space; (iv) the adjustments to Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Real Estate Taxes caused by the addition of the Available Space and (v) the adjustments to the number of parking spaces to be provided to Tenant; (vi) the commencement date of the Available Space term.
     The base year for Operating Expenses and Real Estate Taxes for the "Available Space" shall be that calendar year or tax year for which the Landlord has most recent actual costs established. Should Tenant fail or refuse to execute such amendment within the fifteen (15) business day period, time being of the essence, Landlord shall, at Landlord's option, either (i) treat the written agreement signed by Landlord and Tenant during the Negotiation Period as binding upon the parties, in which case Tenant shall be deemed to have leased the Available Space on the terms of such writing, or (ii) be free to lease the Available Space in question to any other person or entity upon any terms and conditions that Landlord desires in its sole discretion. In the event that Landlord and Tenant agree upon the lease terms for the Available Space pursuant to this Section, and Landlord is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord's reasonable control, including without limitation the failure of an existing tenant to vacate such space, Landlord, its agents and employees, shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof. In such event, Landlord shall use reasonable efforts to make the Leased Space available to Tenant as soon as reasonably practicable.

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First Amendment to Lease/CFI
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    This Right of First Offer is personal to CFI ProServices, Inc., and shall not inure to the benefit of any assignee or sublessee of Tenant.

9. Except as amended by this First Amendment, all other terms and conditions of the Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

cfi.ad1

AGREED AND ACCEPTED:                   AGREED AND ACCEPTED:
JOHN HANCOCK MUTUAL LIFE               CFI PROSERVICES, INC.
INSURANCE COMPANY, LANDLORD

BY:                                    BY:
   ---------------------------------      ---------------------------------
    ANNE W. COMSTOCK

TITLE:   INVESTMENT OFFICER            TITLE:
    -------------------------------         --------------------------------

DATE:                                  DATE:
    ------------------------------          --------------------------------